EXHIBIT 99.1




Contact Information

         Investor Contact:                         Media Contact:
         Meredith Mendola                          Nicole Rowe
         781.370.6151                              781.370.6369
         mmendola@ptc.com                          nrowe@ptc.com



                     PTC COMPLETES ACQUISITION OF ARBORTEXT

      Acquisition to help PTC Accelerate Growth, Provide Significant Benefits to
                          Customers of Both Companies

NEEDHAM, Mass. - July 20, 2005 - PTC (Nasdaq: PMTC), the Product Development Company(TM), today announced it has completed its acquisition of Arbortext, Inc., a recognized leader in the emerging Dynamic Enterprise Publishing market. PTC had announced its intent to acquire Arbortext on July 6, 2005. With this acquisition, PTC will be uniquely positioned to enable customers to create, manage and dynamically publish critical information concurrently with the development of related products or services, improving time-to-market, quality, overall cost and customer satisfaction. PTC acquired Arbortext for $190 million in cash.

"This acquisition is a key part of PTC's growth strategy," said C. Richard Harrison, president and CEO of PTC. "The combined PTC and Arbortext solutions are very compelling to companies of all shapes and sizes. With good execution, we will be able to deliver significant benefits to PTC's traditional manufacturing customer base, and at the same time, expand our footprint into other industries such as pharmaceuticals, financial services, government and publishing."

"We believe that the acquisition of Arbortext by PTC offers a true technology differentiator that other PLM vendors can not provide," Ron Watson, product data manager, ITT Fluid Technology and ITT Motion & Flow Controls, divisions of ITT Industries. "Before our products can be delivered to our customers, we must complete our documentation processes, which are largely manual and very time consuming. The powerful combination of PTC's Windchill and Pro/ENGINEER Wildfire in concert with Arbortext's suite of solutions have the potential to provide immediate impact on reducing the time and effort to bring our products to market. This will result in what's most important to ITT Industries, to do the best job possible to meet the needs of our customers."

In a recent report dated July 8, 2005, AMR Research noted, "Strategically the acquisition opens the door to a diverse customer list, new markets, and an enhanced Product Lifecycle Management (PLM) lineup. Arbortext should help PTC further complete its expansive PLM system by significantly enhancing its documentation abilities. PTC continues its drive to $1B [in revenue] by selectively acquiring strategic companies to build a complete enterprise PLM system."

PTC will discuss the acquisition further on its third quarter fiscal year 2005 results conference call and live webcast on today at 10 a.m. ET. The live webcast may be accessed at www.ptc.com/for/investors.htm. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on July 25, 2005. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 402-220-3509.


About PTC
PTC (Nasdaq: PMTC) provides leading Product Lifecycle Management (PLM) software solutions to more than 35,000 companies worldwide. PTC customers include many of the world's most innovative manufacturing companies in the aerospace & defense, automotive, consumer, electronics & high technology, industrial equipment and medical products industries. PTC is included in the S&P 500 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

This news release contains forward-looking statements, including statements about of the integration of the companies' technologies and future growth rates. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including the following: we may be unable to successfully develop and integrate the technology necessary to offer an integrated solution that complements PTC's product development system; the market for, and customer adoption of, dynamic enterprise publishing may not grow as quickly as we expect; we may be unable to retain and maintain relationships with key employees, customers and other strategic partners of Arbortext, including those within markets and vertical industries with which PTC has little experience; as well as other risks and uncertainties detailed from time to time in reports filed by PTC with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q.

PTC, the PTC logo, Pro/ENGINEER, Windchill, Windchill ProjectLink and Windchill PDM Link are trademarks or registered trademarks of Parametric Technology Corporation.